UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 26, 2005


                           Dyadic International, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                      333-102629                45-0486747
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


    140 Intracoastal Pointe Drive, Suite 404
             Jupiter, Florida                                       33477
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     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (561) 743-8333


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

      On April 26, 2005, the Board of Directors ("Board") of Dyadic International, Inc., a Delaware corporation (the "Company"), elected Harry Z. Rosengart as a Class II Director. In accordance with the Company's Director Compensation Policy, the Board granted to Mr. Rosengart a stock option (the "Director Option") to purchase 30,000 shares of Common Stock of the Company ("Option Shares") under the Dyadic International, Inc. 2001 Equity Compensation Plan at an exercise price of $2.695 per Option Share, pursuant to an option agreement in the form of the Company's standard form director stock option agreement. The Director Option granted to Mr. Rosengart becomes exercisable on the grant date as to 25% of the Option Shares purchasable thereunder and, conditioned upon his continued service on the Board, exercisable as to 18.75% of the Option Shares purchasable thereunder on each of the next four anniversaries of the grant date, in accordance with the Director Compensation Policy. Mr. Rosengart's Director Option expires on April 26, 2010.

      As authorized by the Board, on April 26, 2005, concurrently with his election to the Board as a Class II Director, the Company entered into an Indemnification Agreement with Mr. Rosengart on its standard form for such agreements. Under that Indemnification Agreement, the Company agreed to indemnify Mr. Rosengart against any liability arising out of his performance of his duties to the Company in his capacity as a director. The Indemnification Agreement provides Mr. Rosengart with an indemnification in addition to the indemnification provided by the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws. Among other things, the Indemnification Agreement indemnifies Mr. Rosengart for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by him in any action or proceeding, including any action by or in the right of the Company arising out of his service to the Company, to any of its subsidiaries, and to any other company or enterprise to which he provides services at the Company's request. Further, the Company agrees to advance to Mr. Rosengart expenses he may incur as a result of any proceeding against him as to which he could be indemnified.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On April 26, 2005, the Board increased the number of its members from four to five, and elected Harry Z. Rosengart to serve as a Class II Director with a term expiring at the Annual Meeting of Stockholders to be held in 2006.


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

      During the past five years, Mr. Rosengart has served (and continues to serve) as the President and CEO of HK & Associates, an investment and consulting firm which provides advice to small and medium-sized life sciences companies and life-science investment firms. Mr. Rosengart is a founder of several privately held companies, including: LigoChem, Inc., a DNA\RNA and macromolecule bioseparations company founded in 1995, of which he is a former President and CEO, and a current member of its board of directors; SunPharm Corporation, a polyamine based anti-cancer drug development-stage company founded in 1991, of which he is a former COO, CFO, and member of its board of directors; and Syncom Pharmaceuticals, Inc, a contract sales force organization founded in 1991, of which he has held a variety of interim positions and served on its board of directors. Between 1981 and 1990, Mr. Rosengart spent almost 10 years as a banker and investment banker with the Chase Manhattan Bank, NA focused on the pharmaceutical and chemical industries. Prior to joining Chase Manhattan Bank, Mr. Rosengart spent over ten years with several pharmaceutical and chemical multinational companies in various managerial positions. Mr. Rosengart holds a B.S. in Chemical Engineering and an MBA from Rutgers University.

      To the extent any of the disclosures set forth in Item 1.01 above are required to be disclosed in this Item 5.02, such information is incorporated in this Item 5.02 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits.

      The following  exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-B:

      Exhibit
      Number      Description of Exhibit
      ------      ----------------------
      99.1        Indemnification Agreement dated April 26, 2005, between Dyadic
                  International, Inc. and Harry Z. Rosengart


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYADIC INTERNATIONAL, INC.


Date: April 28, 2005                By:    /s/ Mark A. Emalfarb
                                           -------------------------------------
                                    Name:  Mark A. Emalfarb
                                    Title: President and Chief Executive Officer


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

                                Index to Exhibits

      Exhibit
      Number      Description of Exhibit
      ------      ----------------------

      99.1 Indemnification Agreement dated April 26, 2005, between Dyadic International, Inc. and Harry Z. Rosengart


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